UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 16, 2016

CAREDX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36536	94-3316839
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3260 Bayshore Boulevard

Brisbane, California 94005

(Address of principal executive offices)

(415) 287-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 16, 2016, CareDx, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders. Of the 13,960,762 shares of common stock outstanding as of April 18, 2016, the record date, 10,814,330 shares were represented at the meeting in person or by proxy, constituting 77.46% of the outstanding shares entitled to vote and constituting a quorum for the transaction of business.

The stockholders of the Company voted on the following items at the Meeting:

1.	To elect two Class II directors to serve until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016.

3.	To approve the issuance in connection with equity financings of (i) 926,029 shares of the Company’s common stock, par value $0.001 per share, (ii) 4,630,145 shares of the Company’s common stock issuable upon the conversion of the Company’s Series A Mandatorily Convertible Preferred Stock, (iii) 2,778,087 shares of the Company’s common stock upon the exercise of the warrants at an exercise price of $4.98 per share of common stock and (iv) 200,000 shares of the Company’s common stock upon the exercise of the warrants at an exercise price of $3.99 per share of common stock, as required by and in accordance with NASDAQ Listing Rule 5635.

Proposal One – Election of Directors

The table below presents the voting results of the election of the Class I directors to CareDx’s Board of Directors by the Company’s stockholders:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Fred E. Cohen	7,184,696	316,968	3,312,666
William A. Hagstrom	7,341,150	160,514	3,312,666

Proposal Two – Ratification of Appointment of Independent Registered Public Accounting Firm

CareDx’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,779,161	35,169	0	0

Proposal Three – Issuance of Shares

In accordance with NASDAQ Rule 5635, approval of the issuance of shares of the Company’s common stock issuable upon conversion of the Company’s Series A Mandatorily Convertible Preferred Stock and upon the exercise of the warrants:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,132,679	175,305	193,680	3,312,666

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREDX, INC.

Date: June 21, 2016

	By:	/s/ Charles Constanti
Charles Constanti
Chief Financial Officer